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                                                                 Exhibit 5(b)(i)

             [LETTERHEAD OF MORRIS, JAMES, HITCHENS & WILLIAMS LLP]

                                October 31, 2005

New York Community Capital Trust I
c/o New York Community Bancorp, Inc.
615 Merrick Avenue
Westbury, New York 11590

                     Re: New York Community Capital Trust I
                         ----------------------------------
Ladies and Gentlemen:

         We have acted as special Delaware counsel for New York Community Bancorp, Inc., (the "Company"), and for New York Community Capital Trust I, a Delaware statutory trust (the "Trust"), for purposes of giving the opinions set forth herein. This opinion letter is being furnished to you at your request.

         For purposes of giving the opinions set forth below, our examination of documents has been limited to the examination of originals or copies furnished to us of the following:

         (a) The Declaration of Trust of the Trust, dated as of April 18, 2002, between the Company and the trustees of the Trust named therein;

         (b) The Certificate of Trust of the Trust, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on April 18, 2002 (the "Certificate");

         (c) A Registration Statement (the "Registration Statement") on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on or about October 31, 2005, relating to the Preferred Securities of the Trust, representing undivided preferred beneficial interests in the assets of the Trust (each, a "Preferred Security" and collectively, the "Preferred Securities");

         (d) A form of Amended and Restated Declaration of Trust of the Trust (including Annex I and Exhibits A-1 and A-2 attached thereto) attached as
Exhibit 4(h)(i) to the Registration Statement ("Amended Declaration I");

         (e) A form of Amended and Restated Declaration of Trust of the Trust (including Exhibits A and B attached thereto) attached as Exhibit 4(h)(ii) to the Registration Statement ("Amended Declaration II" and either Declaration I or Declaration II, as applicable, a Declaration); and

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         (f) A Certificate of Good Standing for the Trust, dated a recent date, obtained from the Secretary of State.

         Unless otherwise defined herein, all capitalized terms used in this opinion letter shall have the respective meanings provided in either Declaration I or II, as applicable, except that reference herein to any document shall mean such document as in effect on the date hereof.

         For the purposes of this opinion letter, we have not reviewed any documents other than the documents listed in paragraphs (a) through (f) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (f) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with or contrary to the opinions stated herein. We have conducted no factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

         With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

         For purposes of this opinion letter, we have assumed (i) that the Declaration of the Trust will be either Amended Declaration I or Amended Declaration II and, the Declaration will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, and termination of the Trust, and that the Declaration and the Certificate will be in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due creation, due formation or due organization, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, formation or organization,
(iii) the legal capacity of each natural person who is a party or signatory to the documents examined by us, (iv) that each of the parties and signatories to the documents examined by us has all requisite power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that each of the parties and signatories to the documents examined by us has duly authorized, executed and delivered such documents, (vi) the receipt by each Person to whom a Preferred Security is to be issued by the Trust (the "Preferred Security Holders") of an appropriate certificate for such Preferred Security and the payment for each Preferred Security acquired by it, all in accordance with the Declaration and the Registration Statement, and (vii) that the Preferred Securities are issued to the Preferred Security Holders in accordance with the Declaration and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

         The opinions in this letter are limited to the laws of the State of Delaware (other than the securities laws of the State of Delaware) and we have not considered and express no opinion on the effect of or concerning matters involving the laws of any other jurisdiction, or rules, regulations, orders and decisions relating to such laws, including, without limitation, the federal laws of the United States of America.

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         Based upon the foregoing, and subject to the assumptions,
qualifications, limitations and exceptions set forth herein, we are of the opinion that:

         1. The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C.
                                                                         ---  -
ss.ss. 3801, et seq.
             -- ---

         2. The Preferred Securities have been duly authorized by the Trust pursuant to the Declaration and will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

         3. The Preferred Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments and provide indemnity and/or security as set forth in the Declaration.

         We consent to the filing of this opinion letter with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion letter may not be furnished or quoted to, or relied upon by, any other Person or relied upon for any other purpose.

                               Very truly yours,

                               /s/ MORRIS, JAMES, HITCHENS & WILLIAMS LLP

RLS/SSF

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